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                                     EXHIBIT 23.1






                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation of our report, dated January 29, 1998, included in this Form 8-K in the previously filed Registration Statements of Western Bancorp on Form S-8, (No. 333-28635, 333-28633 and 333-44609) Form
S-3 (No. 333-53635) and in the Registration Statements on Form S-8 filed on or about January 11, 1999.

/s/ McGLADREY & PULLEN, LLP




Anaheim, California
January 12, 1999